Exhibit 99.B(e)(1)(i)

Appendix A

to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC

This Appendix A is amended and restated effective as of December 19, 2019

Investment Company	Series	Date Added
Baillie Gifford Funds	Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund)	April 29, 2016
	Baillie Gifford China A Shares Fund	December 19, 2019
	Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)	February 27, 2015
	Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)	February 27, 2015
	Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)	February 27, 2015
	Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)	February 27, 2015
	Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund)	September 19, 2017
	Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)	February 27, 2015
	Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund)	September 19, 2017
	Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)	February 27, 2015
	Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund)	December 14, 2018
	Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)	February 27, 2015
	Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund)	July 1, 2018
	Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund)	September 19, 2017
	Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund)	February 27, 2015

BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By	/s/ Gareth Griffiths

Name:	Gareth Griffiths

Title:	Secretary and Chief Legal Officer, Baillie Gifford Funds

BAILLIE GIFFORD FUNDS SERVICES LLC

By	/s/ David Salter

Name:	David Salter

Title:	Chief Executive Officer, Baillie Gifford Funds Services LLC

[Amended and Restated Appendix A to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Funds Services LLC]